             FIRST AMENDMENT DATED AS OF SEPTEMBER 30, 1998
                              TO THE
                         CREDIT AGREEMENT
                  DATED AS OF NOVEMBER 15, 1995



                       - - - - - - - - - -

     THIS FIRST AMENDMENT DATED AS OF SEPTEMBER 30, 1998 TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 15, 1995 (the "Agreement"), is entered into among FRP PROPERTIES, INC., a Florida corporation (the "Company"), SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION (in its individual capacity, "SunTrust"), as agent (in such capacity, the "Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national bank, successor by merger to Bank of America Illinois, BARNETT BANK, N. A. (formerly known as Barnett Bank of Jacksonville, N.A.), ("Barnett") and FIRST UNION NATIONAL BANK, (successor by merger to First Union National Bank of Florida) ("FUNB")


                           Recitals:

     The Company has requested that the Banks modify the Agreement as set forth herein. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

     Therefore, in consideration of any loan or advance or grant of credit heretofore or hereafter made to the Company by the Banks, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is hereby amended as follows (hereinafter, as amended, the "Agreement"):

     Section 1.     Clauses (a), (b) and   of Section 1.3 are amended in
their entirety to read as follows:

          "(a) a sum equal to twenty-five percent (25%) of the principal balance outstanding on the Commitment Termination
     Date shall be payable on November 15, 2001;

          "(b) a sum equal to twenty-five percent (25%) of the principal balance outstanding on the Commitment Termination
     Date shall be payable on November 15, 2002; and

          "(c) the remaining principal balance outstanding on the Commitment Termination Date shall be due and payable in full on November 15, 2003."

Exhibit "A", as referred to in Section 1.3 and attached to the Agreement, is amended in its entirety in the form of Exhibit "A" attached to this First Amendment.

     Section 2.     Section 1.5 is hereby amended to read as follows:

     "Section 1.5   Interest on Loans.

          "(a) Each Prime Loan shall bear interest on its principal amount outstanding from time to time at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) (I) from the Closing Date through November 15, 2000 at a rate per annum equal to the Prime Rate, and (ii) from November 16, 2000 through November 15, 2003 at a rate per annum equal to the Prime Rate plus 1/4 of 1%. Interest shall be payable on each Prime Loan quarterly on each Interest Payment Date, commencing with the first of such dates after the date of such Prime Loan, and at maturity or the date of conversion of such Prime Loan to a Loan of a different type.

          "(b) Each Certificate of Deposit Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) (I) from the Closing Date through November 15, 2000, at a rate per annum of 3/4 of 1% in excess of the CD Rate for the Interest Period in effect for such Loan, (ii) from November 16, 2000 through November 15, 2003, at a rate per annum of 1% in excess of the CD Rate for the Interest Period in effect for such Loan. Interest shall be payable on each Certificate of Deposit Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such Certificate of Deposit Loan into a Loan of a different type. The Agent shall determine the applicable CD Rate for each Interest Period at 10:00 a.m., Atlanta time, on the first day of the applicable Interest Period, or as soon as practicable thereafter, and shall notify the Company and the Banks of the CD Rate so determined. Such determination shall be conclusive absent manifest error.

          "(c) Each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) (I) from the Closing Date through November 15, 2000, at a rate per annum 5/8 of 1% in excess of the LIBOR Rate for the Interest Period in effect for such Loan, and (ii) from November 16, 2000 through November 15, 2003, at a rate per annum 3/4 of 1% in excess of the LIBOR Rate for the Interest Period in effect for such Loan. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date and at maturity or the date of conversion of such Eurodollar Loan into a Loan of a different type. The Agent shall notify the Company and the Banks of the applicable LIBOR Rate for each Interest Period at 10:00 a.m., Atlanta time, or as soon as practicable thereafter, on the date when the determination is to be made in respect of such Interest Period. Such determination shall be conclusive absent manifest error"


     Section 3.     Section 2.3 is hereby amended to read as follows:

     "Section 2.3.  Financial Statements.

          "The Company has heretofore furnished to each Bank (a)
     the consolidated balance sheet of the Company and the Subsidiaries, dated as of September 30, 1997, and the related consolidated statements of income, stockholders' equity and cash flows of the Company for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, independent certified public accountants, (b) June 30, 1998 consolidated balance sheet, income statement and statement of cash flows,
     unaudited, and   an unaudited consolidated balance sheet dated
     August 31, 1998, and the related unaudited consolidated statement of income of the Company and the Subsidiaries for the eleven months ended on such date. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, are complete and correct and fairly present the consolidated financial condition and the consolidated results of operations of the Company and the Subsidiaries as of the dates and for the periods indicated, subject, in the case of the aforesaid unaudited statements, only to normal year-end audit adjustments and the addition of a cash flow statement (August 31, 1998 statement) and footnotes thereto. Such balance sheets show all liabilities, either direct or contingent, which would normally be reported in accordance with generally accepted accounting principles as of the respective dates thereof of the Company and the Subsidiaries."

     Section 4.     Section 2.4 is hereby amended to read as follows:

          "Section 2.4   No Material Adverse Changes.

               "There has been no material adverse change in the condition, financial or otherwise, of the Company and Subsidiaries, taken and considered together, since August 31, 1998, except as may be reflected by this Credit Agreement."

     Section 5. Section 3.2 is supplemented by adding a new paragraph at the end thereof to read as follows:

               "On the date of closing of the First
          Amendment hereto, the Agent shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae L.L.P., counsel to the Company, addressed to the Agent and the Banks, as to the legal status and corporate powers of the Company and the authorization, execution, delivery and binding effect of the Credit Agreement, the First Amendment to the Credit Agreement and the Notes."

     Section 6. Clause (b) of Section 5.1 is hereby amended to read as follows:

               "(b) unsecured Short Term Indebtedness of the Company or a Subsidiary, provided that such indebtedness does not in an aggregate amount exceed 30% of Consolidated Tangible Net Worth and is not outstanding for more than 270 days in the aggregate during any 12-month period; provided, further, that if there is an unused Commitment which is equal to or greater that such outstanding unsecured Short Term Indebtedness of the Company or a Subsidiary for a period of 90 consecutive days, then such indebtedness shall be deemed to have been reduced by the amount of such unused Commitment during such period;"

      Section 7.  In Article VII,  Definitions, "Commitment Termination
Date"   is changed from "November 15, 1998" to "November 15, 2000".

     Section 8. Schedule I, as referred to in Sections 5.1(f) and 5.3 and attached to the Agreement, is amended in its entirety in the form of
Schedule I attached to this First Amendment.

      Section 9. Schedule II, as referred to in Section 2.6 and attached to the Agreement, is amended in its entirety in the form of Schedule II attached to this First Amendment.

     Section 10. Schedule III, as referred to in Section 2.10 and attached to the Agreement, is amended in its entirety in the form of Schedule III attached to this First Amendment.

     Section 11. Schedule IV, as referred to in Sections 2.11 and 5.3 and attached to the Agreement, is amended in its entirety in the form of
Schedule IV attached to this First Amendment.

      Section 12. Schedule V (Part A and Part B), as referred to in Sections 2.11 and 5.3 and attached to the Agreement, is amended in its entirety in the form of Schedule V (Part A and Part B) attached to this First Amendment.

     Section 13. The Company hereby represents and warrants to each of the Banks that there is no existing Event of Default, or event, which with the lapse of time or the giving of notice, or both, could become an Event of Default, under the Agreement and that at the date hereof the principal balance outstanding on the loans is Fifteen Million and no/100 Dollars ($15,000,000.00), which loans and the Agreement are not subject to claims or counterclaims by the Company.

       Section 14. This Amendment shall become effective as of September
30, 1998.

     Section 15. As modified herein, all provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.



                                   FRP PROPERTIES, INC.

                                   By: JAMES J. GILSTRAP
                                          James J. Gilstrap
                                    Title: Treasurer and Chief
                                                 Financial Officer

                                   Address:
                                   Post Office Box 4667
                                   Jacksonville, Florida  32201
                                   Facsimile No.:  904/355-0817
                                   Telephone No.:  904/355-1781


                                   SUNTRUST BANK, CENTRAL
                                   FLORIDA, NATIONAL ASSOCIATION


                                   By: SCOTT G. BALKE
                                           Scott G. Balke
                                   Title:  Vice President

                                   Address:
                                   200 South Orange Avenue Tower
                                   6th Floor
                                   Orlando, Florida  32801
                                   Attn:     Scott G. Balke
                                        Vice President
                                   Facsimile No.:  407/237-4076
                                   Telephone No.:  407/237-5879


                                   BANK OF AMERICA NATIONAL
                                          TRUST AND SAVINGS ASSOCIATION


                                   By: STEVE A. ARONOWITZ
                                                  Steve A. Aronowitz
                                   Title:  Managing Director

                                   Address:
                                   335 Madison Avenue
                                   New York, New York 10017
                                   Attn.: Steve A. Aronowitz
                                         Managing Director
                                   Facsimile No.:  212/503-7066
                                   Telephone No.:  212/503-7950


                                   BARNETT BANK, N.A.


                                   By: SUSAN S. DELGADO
                                           Susan S. Delgado
                                   Title:  Vice President

                                   Address:
                                   24th Floor, Barnett Tower
                                   50 North Laura Street
                                   Jacksonville, Florida  32202
                                   Attn: Susan S. Delgado
                                        Vice President-Corp.
                                         Banking
                                   Facsimile No.:  904/791-7937
                                   Telephone No.:  904/791-7570


                                   FIRST UNION NATIONAL BANK


                                   By: CHARLES N. KAUFFMAN
                                           Charles N. Kauffman
                                   Title:  Vice President

                                   Address:
                                   225 Water Street
                                   Jacksonville, Florida  32202
                                   Attn:     Charles N. Kauffman
                                        Vice President - Commercial
                                        Banking
                                   Facsimile No.:  904/361-2417
                                   Telephone No.:  904/361-3662

                           EXHIBIT A

                        PROMISSORY NOTE
                        [Name of Bank]


$[Insert Amount]                         Camden County, Georgia
                                             September 30, 1998

     FOR VALUE RECEIVED, FRP PROPERTIES, INC., a Florida corporation (the "Company"), DOES HEREBY PROMISE to pay to the order of [Name of Bank] (the "Bank") at [Bank's address] on the dates specified in the Credit Agreement hereafter referred to and, if not sooner paid, then in any event on November 15, 2003, in lawful money of the United States of America, the principal amount of [Insert Amount] or the aggregate outstanding amount of the Loan made by the payee hereof to the maker hereof, pursuant to the Credit Agreement, whichever is less, and to pay interest on the unpaid principal amount in like money in the manner and at the rate or rates on the dates specified in the Credit Agreement.

     This Note is one of the Notes referred to in, and evidences indebtedness incurred under, a certain Credit Agreement dated as of November 15, 1995, as amended by First Amendment dated as of September 30, 1998, between the Company and the Bank and other banks and is subject to prepayment and the maturity hereof may be accelerated, all as provided in said Credit Agreement.

                         FRP PROPERTIES, INC.


                         By:________________________________
                            JAMES J. GILSTRAP
                         Its: Treasurer and Chief Financial Officer


STATE OF GEORGIA
COUNTY OF CAMDEN

     On this the __ day of September, 1998, personally appeared James J. Gilstrap, the Treasurer and Chief Financial Officer of FRP Properties, Inc., a Florida corporation (the "Borrower"), and before me executed this Promissory Note in the principal amount of $____________, payable by the Borrower to ______________ on behalf of the Borrower.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                         Signature of Notary Public, State of Georgia

[NOTARIAL SEAL]               [Print, type or stamp commissioned name of
Notary Public]

                         Personally known __ OR produced
identification
                         Type of identification produced: